UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2019
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	The NASDAQ Global Select Market

None
(Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2019, the Company announced that Christopher P. Mottern was appointed to serve as the Company’s Interim Chief Executive Officer, effective May 5, 2019. Mr. Mottern succeeds Michael H. Keown, who left his position as President and Chief Executive Officer with the Company by mutual agreement and resigned as a director, all effective May 5, 2019. Mr. Mottern will continue to serve as a Class I Director. Prior to assuming the role of Interim Chief Executive Officer, Mr. Mottern resigned as a member of the Audit Committee and as member of the Compensation Committee of the Board.
Mr. Mottern, age 75, joined the Board in 2013. Prior to assuming the role of Interim Chief Executive Officer, Mr. Mottern was an independent business consultant. He served as President and Chief Executive Officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company, from 1997 to 2002 and a director of Peet’s Coffee & Tea, Inc., from 1997 through 2004. From 1992 to 1996, Mr. Mottern served as President of The Heublein Wines Group, a manufacturer and marketer of wines, now part of Diageo plc, a multinational alcoholic beverage company. From 1986 through 1991, he served as President and Chief Executive Officer of Capri Sun, Inc., one of the largest single-service juice drink manufacturers in the United States. He has served as a director, including lead director, and member of the finance committee, of a number of private companies.
On May 5, 2019, the Board approved (with Mr. Mottern abstaining) the terms of Mr. Mottern’s compensation arrangement as Interim Chief Executive Officer, which includes a monthly base salary of $33,333 (or $400,000 annualized) and a bonus opportunity up to 50% of his base salary. Mr. Mottern’s base salary will be paid in the form of monthly restricted stock unit grants with a grant date value equal to his monthly salary with such grant to be made on the last business day of each month he serves as Interim Chief Executive Officer. If Mr. Mottern’s employment as Interim Chief Executive Officer ends on any day other than the last business day of the month, then his RSU grant will be made on the last day of employment and will be pro-rated for the number of business days in the month in which he served as Interim Chief Executive Officer. Mr. Mottern will also receive an RSU grant on May 9, 2019 with a grant date value of $150,000 and be eligible for an RSU grant upon the termination of his service as Interim Chief Executive Officer with a grant date fair value up to $50,000 with such amount determined by the Board based upon his length of service and his time commitment as Interim Chief Executive Officer. All RSU grants will have a one-year vesting period from the date of grant based on Mr. Mottern’s continued service either as Interim Chief Executive Officer or as a director of the Company.
Mr. Keown will receive severance from the Company, as a termination without cause, consistent with the terms of his employment agreement, which was previously filed as Exhibit 10.18 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the Securities and Exchange Commission on May 10, 2017.
The foregoing summary of the offer letter that the Company entered into with Mr. Mottern does not purport to be complete and is qualified in its entirety by reference to the offer letter, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
The Company issued a press release on May 7, 2019 regarding these matters. The press release is set forth in its entirety and is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated May 6, 2019, between Farmer Bros. Co. and Christopher P. Mottern.
99.1	Press Release, dated May 7, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    May 7, 2019

FARMER BROS. CO.

By:	/s/ David G. Robson
David G. Robson
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter, dated May 6, 2019, between Farmer Bros. Co. and Christopher P. Mottern.
99.1	Press Release, dated May 7, 2019